FIRST AMENDMENT TO

PARTICIPATION AGREEMENT

This First Amendment is made as of this 20th day of Nov., 2008, by and among FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY, (hereinafter “First GWL&A” or the “Company”) and FIDELITY DISTRIBUTORS CORPORATION (the “Underwriter”), VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III, VARIABLE INSURANCE PRODUCTS FUND IV and VARIABLE INSURANCE PRODUCTS FUND V (each referred to as the “Fund”)., on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an “Account,’’ and collectively, the “Accounts”); is hereby amended as follows:

RECITALS

WHEREAS, First GWL&A, the Underwriter and the Fund are parties to a Fund Participation Agreement dated September 11, 2007, (the “Agreement”); and

WHEREAS, the Parties to the Agreement desire to add a separate account that is exempt from registration;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.       Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A, adding certain Separate accounts to the Agreement.

2.       All references to the “First GWL&A Account” now includes the COLI VUL Series Account 1 (First GWL&A).

3.       All other terms of the Agreement shall remain in full force and effect

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 20th day of Nov, 2008.

[Signature Page Follows]

FIRST GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Ron Laeyendecker

Name:	Ron Laeyendecker
Title:	Senior Vice President
Date:	10/29/08

VARIABLE INSURANCE PRODUCTS FUND,
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV and
VARIABLE INSURANCE PRODUCTS FUND V

By:

Name:
Title:
Date:

FIDLITY DISTRIBUTORS CORPORATION

By:

Name:
Title:
Date:	11/20/08

SCHEDULE A

Separate Accounts and Associated Contracts

Separate Account Name Date Established by Board of Directors		Contract Form No.	Product Name
Name	FutureFunds Series Account

	COLI VUL-1 (First GWL&A) February 14, 2006	PPVUL-NY
	COLI VUL -2 (First GWL&A) February 14, 2006	J355NY
	COLI VUL-4 (First GWL&A) June 4, 2007	J500NY